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                                                                    EXHIBIT 10.1

[DEBIS FINANCIAL SERVICES, INC. LOGO]


                                 LOAN AGREEMENT
                               (VESSEL FINANCING)

US$10,000,000.00                                              DATE: 16 MAY 1997

        For value received, GIANT MARINE GROUP, LTD., a DELAWARE corporation whose principal place of business is 9000 SUNSET BOULEVARD, 16TH FLOOR, LOS ANGELES, CA 90069 as Borrower (herein referred to as "Borrower"), promises to pay to the order of DEBIS FINANCIAL SERVICES, INC., a Delaware corporation ("Lender"), at its principal place of business at 201 MERRITT, 7 SUITE 700, NORWALK, CONNECTICUT 06856, U.S.A., or at such other place as may be designated in writing, all in lawful money of the United States of America, the principal, interest and other sums specified below on the terms set forth below.

        1.  PRINCIPAL AMOUNT

        The principal amount owing on this Loan is TEN MILLION AND 00/100 IN UNITED STATES DOLLARS (US$10,000,000.00).

        2.  INTEREST RATE

        The interest rate on amount owing on this Loan shall be the Bank of America Prime Loan Rate plus ONE HALF OF ONE PERCENT (0.50%) PER ANNUM. "Prime Rate" is the Prime Commercial Rate of Bank of America from time to time in effect, FULLY FLOATING. Interest begins to accrue on the date funds are advanced on the Loan and continues to accrue until all amounts owing on the Loan are fully paid. Interest is calculated on the basis of a 360-day year and 30-day month.

        3.  REPAYMENT

        The term of this Loan is TWENTY-SIX (26) MONTHS from the date of advancement of funds by Lender to Borrower on the Loan, SUBJECT TO REQUIRED PREPAYMENT DUE TO THE TRANSFER OF AN INTEREST in the vessel, which is collateral for this Loan ("Vessel Collateral"), as discussed hereafter.

        Interest payments on the Loan are due from Borrower to Lender monthly in arrears, with the date of the first payment being thirty (30) days after the date of advancement of funds, and the date of the twenty-five (25) subsequent monthly payment being the same date of the month for each of the twenty-five
(25) subsequent months thereafter.

        The principal of the Loan and any other amounts then outstanding will be repaid from Borrower to Lender in one lumpsum in the TWENTY-SIXTH (26TH) month of the term of this Loan. The date of that payment will be the same date of the month on which the interest payments have been made.

        Borrower contemplates selling TWENTY-FIVE PERCENT (25%) interests in the Vessel Collateral to third parties. IMMEDIATELY UPON THE CLOSING OF ANY SALE OF AN INTEREST IN THE VESSEL COLLATERAL, BORROWER SHALL PAY TO LENDER AS A PRINCIPAL REDUCTION ON ANY AMOUNT OUTSTANDING ON THIS LOAN THE FULL PURCHASE PRICE (LESS CLOSING COSTS) of that interest.

        4.  VESSEL COLLATERAL

        This Loan is secured by a vessel more particularly described in a DEED OF COVENANTS AND FIRST STATUTORY MORTGAGE dated 16 MAY 1997, signed by Borrower, and delivered to Lender (collectively referred to herein as "Mortgage").

        5.  LATE CHARGE

        If any payment is not received in full by Lender with then (10) days after it is due, Borrower agrees to pay an amount equal to five percent (5.0%) of the past due payment, or the maximum amount permitted under applicable law if less, in addition to the full amount of the past due payment.

        6.  DEFAULT

        On Borrower's failure to pay when due any amount required to be paid on this Loan or on the occurrence of any other event identified as a default in the Mortgage, after any applicable cure period, if any, Lender may, at its option, declare that the full amount owing on this Loan is immediately due and payable , and Borrower shall, in lieu of any late charge, and in addition to the interest being paid pursuant to section 2 of this Loan, pay interest from the date notice of default of acceleration is served upon it on the full amount then outstanding at a monthly rate of two percent (2.0%) until all amounts due on the Loan are paid in full.

        7.  TAXES


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        All payments (whether of principal, interest, or otherwise) to be made by the Borrower to the Lender hereunder shall be made free and clear of and without deduction for any taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereinafter imposed. If at any time applicable law requires the Borrower to make any such deduction or withholding, the sum due from the Borrower shall be increased to the extent necessary to ensure that the Lender receives an after tax sum equal to the sum which it would have received after taxes had no such deduction or withholding been required. Should any tax (other than a tax on Lender's income) be levied in connection with this transaction by the Bahamas or any other government entity, as between Borrower and Lender, Borrower will be responsible for that tax and will indemnify and hold harmless Lender therefrom.

        8.  MISCELLANEOUS

        Where necessary to properly give meaning to or to clarify the terms of this Loan, this Loan is to be interpreted together with the Mortgage and any other documents executed in connection with this Loan and the Mortgage.

        Payments made on this Loan will be applied first to any accrued interest and then to principal.

        No delay or omission on the part of Lender in demanding payment or exercising any right under this Loan shall operate as a waiver of payment or any other right. Borrower waives presentment, demand, protest, and notice of dishonor.

        If there is more than one person or entity signing this Loan as Borrower, the obligations under this Loan shall be joint and several.

        In any action brought on this Loan, the prevailing party agrees to pay all reasonable attorney fees and costs incurred in that action, whether at trial, on appeal, or in any bankruptcy proceeding.

        All or any part of the outstanding balance of this Loan may be prepaid without penalty.

        This Loan shall be governed by the laws of the state of Connecticut, U.S.A. (excluding Connecticut's conflicts of law rules), and Borrower hereby submits to the jurisdiction of the courts of that state, provided, however, that Lender shall have the right, but not the obligation, to litigate in any state or country in which Borrower or any of its assets may be located.

                BORROWER:       GIANT MARINE GROUP, LTD.


                          BY:   /s/ BURT SUGARMAN
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                                BURT SUGARMAN, PRESIDENT


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